EXHIBIT 5.1

                          OPINION OF LESTER MORSE P.C.
             RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED


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                                Lester Morse P.C.
                               111 Great Neck Road
                              Great Neck, NY 11021
                                 (516) 487-1446
                               (516) 487-1452/fax

Exhibit 5.1

Emergent Group Inc.                               March 31, 2003
932 Grand Central Avenue
Glendale, California   91201

Re:      Registration Statement on Form S-8
         of Emergent Group Inc.

Gentlemen:

         You have requested our opinion as counsel for Emergent Group Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.001 per share, of the Registrant which may be issued pursuant to the direct issuance of shares or exercise of options granted or to be granted under the Registrant's 2002 Employee Benefit and Consulting Services Corporation Plan covering up to 13,000,000 shares (the "2002 Plan") and up to 585,000 shares of the Registrant which may be issued pursuant to the exercise of options granted or to be granted under the Registrant's 2001 Stock Option Plan (the "2001 Plan"), which together with the 2002 Plan shall collectively be referred to as the "Plans."

         We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Registrant in accordance with the terms of the Plans, upon exercise of options properly granted (or to be granted) under the Plans, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of the Plans, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                              Very truly yours,
                                                              LESTER MORSE P.C.

                                                          /s/ Steven Morse